Exhibit 99.1

ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Reports First Quarter 2009 Results
With 27% Sequential Production Growth

SAN ANTONIO (May 11, 2009) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three months ended March 31, 2009.

Herein, we refer to Abraxas Petroleum Corporation and its subsidiaries as “Abraxas Petroleum” or “AXAS” and Abraxas Energy Partners, L.P. and its subsidiaries as “Abraxas Energy”, “AXLP” or the “Partnership.”

On a stand-alone basis for Abraxas Petroleum (which exclude the results of Abraxas Energy), the three months ended March 31, 2009 resulted in:

•	Production of 78.0 MBoe (867 Boepd), a 68% increase over Q1 2008 and a 27% sequential increase over Q4 2008;
•	Revenue of $2.2 million;
•	EBITDA(a) of $(0.1) million;
•	Cash flow(a) of $(0.2) million; and
•	Net loss of $1.4 million, or $0.03 per share.

For financial reporting purposes, results are consolidated and include Abraxas Petroleum and Abraxas Energy.  Abraxas Petroleum owns 47% of the Partnership and records non-controlling interest for the portion that it does not own.  On a consolidated basis, the three months ended March 31, 2009 resulted in:

•	Production of 413.4 MBoe (4,594 Boepd), a 13% increase over Q1 2008 and a 5% sequential increase over Q4 2008;
•	Revenue of $10.9 million;
•	EBITDA(a) of $9.4 million;
•	Cash flow(a) of $7.0 million; and
•	Net income of $4.5 million, or $0.09 per share.

(a)	See reconciliation of non-GAAP financial measures below.

On a consolidated basis, net income for the three months ended March 31, 2009 was $4.5 million, or $0.09 per share, compared to a net loss of $9.0 million or $0.18 per share during the same period in 2008.

The Partnership elected to defer the declaration of a cash distribution for the first quarter of 2009 until the subordinated credit facility is re-paid or re-financed.  The provision in the Partnership’s subordinated credit facility requiring an equity raise prior to May 7, 2009 has been amended to June 30, 2009.

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675

“During the first quarter of 2009, we increased production on a stand-alone basis by 27% over the fourth quarter of 2008 as we placed two significant wells on-line during the quarter, the Nordheim #2H in South Texas and the Lakeside #1H in Wyoming.  Both of these wells exceeded our expectations and our financial and operating results for the second quarter will reflect a full quarter of production from these wells.  Due to the current environment of low commodity prices and relatively high service costs, we have slowed down our drilling activity but since we operate the overwhelming majority of our identified projects, we can start back up quickly when commodity prices and service costs are more balanced.  The good news is that we are already starting to see a reduction in service costs and commodity prices are starting to firm up as well; therefore, we expect to start some oil development projects in West Texas and Wyoming as early as this summer.  As promised, we continue to provide a transparent presentation of our financial and operating results detailing the results of the consolidated entity as well as on a stand-alone basis for both Abraxas Petroleum and Abraxas Energy – please read “Basis of Presentation” for a detailed explanation,” commented Bob Watson, Abraxas’ President and CEO.

Conference Call
Abraxas invites you to participate in a conference call on Tuesday, May 12, 2009, at 2:00 p.m. CT (3:00 p.m. ET) to discuss the contents of this release and respond to questions.  Please dial 1.888.679.8034, passcode 39265293, 10 minutes before the scheduled start time, if you would like to participate in the call.  The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations.  In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas, the Mid-Continent and the Rocky Mountains.  Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by the Partnership.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil.  In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Vice President - Corporate Development
Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
BASIS OF PRESENTATION

For financial reporting purposes, accounting principles generally accepted in the United States of America (GAAP) require Abraxas Petroleum to consolidate (and incorporate) the financial results of Abraxas Energy and its subsidiaries into Abraxas Petroleum’s financial results because Abraxas Petroleum owns a significant percentage of the Partnership and controls its general partner.  While this presentation may be proper under GAAP, it can be confusing to the investment community.  As a result, all operating and financial results are presented herein on a consolidated basis and on a stand-alone basis for the current period.  The stand-alone results include AXAS without AXLP, which reflect operating and financial results of Abraxas Petroleum and its subsidiaries on a stand-alone basis and AXLP, which reflect operating and financial results of Abraxas Energy and its subsidiaries on a stand-alone basis.  The consolidating entries column reflects adjustments to the stand-alone presentations in the consolidation treatment under GAAP.

Abraxas Energy has approximately 80% of its projected oil and gas production from its net proved developed producing reserves hedged with NYMEX-based fixed priced swaps through December 2012 at volume weighted average prices of $81.08 per barrel of oil and $8.14 per Mcf of gas.  As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, and require Abraxas Energy to either record an unrealized gain or loss based on the calculated value difference from the previous period end valuation.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS
 (UNAUDITED)

(In thousands except per share data):	Three Months Ended March 31,
	2009	2008
Financial Results:
Revenues	$10,850	$22,170
EBITDA(a)	9,366	14,322
Cash flow(a)	6,956	12,072
Net income (loss)	4,450	(8,991)
Net income (loss) per share – basic	$0.09	$(0.18)
Weighted average shares outstanding – basic	49,499	48,872

Production:
Crude oil per day (Bopd)	1,591	1,274
Natural gas per day (Mcfpd)	18,016	16,528
Crude oil equivalent per day (Boepd)	4,594	4,029
Crude oil equivalent (MBoe)	413.4	366.6

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$60.63	$83.19
Natural gas ($ per Mcf)	5.51	7.53
Crude oil equivalent ($ per Boe)	42.63	57.22

Expenses:
Lease operating ($ per Boe)	$11.02	$9.00
Production taxes (% of oil and gas revenue)	12.4%	8.7%
General and administrative, excluding stock-based compensation ($ per Boe)	4.50	4.24
Cash interest ($ per Boe)	5.83	6.14
Depreciation, depletion and amortization ($ per Boe)	10.85	13.89

(a)	See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	March 31, 2009	December 31, 2008

Cash	$613	$1,924
Working capital (a)	(5,888)	(5,698)
Property and equipment – net	160,101	160,308
Total assets	215,201	211,839

Long-term debt	133,788	130,835
Stockholders’ equity (b)	9,475	4,658
Common shares outstanding	49,738	49,622

(a)
Excludes current maturities of long-term debt, including $40.0 million of debt outstanding under the Partnership’s Subordinated    Credit Facility due July 1, 2009, and current derivative assets and liabilities.

(b)	Represents Abraxas’ stockholders’ equity (deficit) which excludes non-controlling interest equity (deficit).

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

FINANCIAL HIGHLIGHTS
 (UNAUDITED)

(In thousands except per share data):	Three Months Ended March 31, 2009
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated
Financial Results:
Revenues	$2,220	$8,630	$—		$10,850
EBITDA(a)	(135)	9,501	—		9,366
Cash flow(a)	(237)	7,193	—		6,956
Net income (loss)	(1,437)	6,562	(675)	(b)	4,450
Net income per share – basic					0.09
Weighted average shares outstanding – basic					49,499

Production:
Crude oil per day (Bopd)	328	1,263	—		1,591
Natural gas per day (Mcfpd)	3,236	14,780	—		18,016
Crude oil equivalent per day (Boepd)	867	3,727	—		4,594
Crude oil equivalent (MBoe)	78.0	335.4	—		413.4

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$35.79	$67.08	$—		$60.63
Natural gas ($ per Mcf)	3.12	6.04	—		5.51
Crude oil equivalent ($ per Boe)	25.18	46.68	—		42.63

Expenses:
Lease operating ($ per Boe)	$10.55	$11.13	$—		$11.02
Production taxes (% of oil and gas revenue)	12.3%	12.4%	—		12.4%
General and administrative, excluding stock-based compensation ($ per Boe)	14.12	2.27	—		4.50
Cash interest ($ per Boe)	1.31	6.88	—		5.83
Depreciation, depletion and amortization ($ per Boe)	12.25	10.51	—		10.85

(a)	See reconciliation of non-GAAP financial measures below.
(b)	Non-controlling interest (53%) of the Partnership’s net income (loss) for the period.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

BALANCE SHEET DATA
(UNAUDITED)

(In thousands)	March 31, 2009
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated

Cash	$—	$613	$—		$613
Working capital (a)	(10,507)	4,619	—		(5,888)
Property and equipment – net	42,319	115,011	2,771		160,101
Total assets	61,328	168,067	(14,194)	(b)	215,201

Long-term debt	8,188	125,600	—		133,788
Stockholders’ equity (deficit) (c)	35,061	(10,381)	(15,205)	(c)	9,475
Common shares outstanding					49,738
(a)
Excludes current maturities of long-term debt, including $40.0 million of debt outstanding under the Partnership’s Subordinated Credit Facility due July 1, 2009, and current derivative assets and liabilities.

(b)	Includes the non-controlling interest share of basis in the Partnership.
(c)	Represents Abraxas’ stockholders’ equity (deficit) which excludes non-controlling interest equity (deficit) and includes Abraxas’ share of basis in the Partnership.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands except per share data)	Three Months Ended March 31,
	2009	2008

Revenues:
Oil and gas production revenues	$10,596	$21,863
Rig revenues	253	306
Other	1	1
	10,850	22,170
Operating costs and expenses:
Lease operating	4,556	3,301
Production taxes	1,313	1,901
Depreciation, depletion, and amortization	4,487	5,094
Rig operations	188	210
General and administrative (including stock-based compensation of $267 and $246)	2,129	1,799
	12,673	12,305
Operating income (loss)	(1,823)	9,865

Other (income) expense:
Interest income	(5)	(96)
Interest expense	2,556	2,466
Amortization of deferred financing fees	212	194
Loss (gain) on derivative contracts (unrealized of $(6,430) and $26,075)	(12,865)	26,958
Financing fees	362	—
Other	21	—
	(9,719)	29,522
Income (loss) before non-controlling interest	7,896	(19,657)
Non-controlling interest (a)	(3,446)	10,666
Net income (loss)	$4,450	$(8,991)

Net income (loss) per common share - basic	$0.09	$(0.18)
Net income (loss) per common share - diluted	$0.09	$(0.18)

Weighted average shares outstanding:
Basic	49,499	48,872
Diluted	49,842	48,872

(a)	Includes the non-controlling interest share (53%) of the net income (loss) of the Partnership.

 ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING
          STATEMENTS OF OPERATIONS
 (UNAUDITED)

(in thousands except per share data)	Three Months Ended March 31, 2009
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated
Revenues:
Oil and gas production revenues	$1,966	$8,630	$—	$10,596
Rig revenues	253	—	—	253
Other	1	—	—	1
	2,220	8,630	—	10,850
Operating costs and expenses:
Lease operating	823	3,733	—	4,556
Production taxes	242	1,071	—	1,313
Depreciation, depletion, and amortization	957	3,526	4	4,487
Ceiling-test impairment	—	2,775	(2,775)	—
Rig operations	188	—	—	188
General and administrative (including stock-based compensation of $220 and $47)	1,322	807	—	2,129
	3,532	11,912	(2,771)	12,673
Operating income (loss)	(1,312)	(3,282)	2,771	(1,823)

Other (income) expense:
Interest income	(3)	(2)	—	(5)
Interest expense	118	2,438	—	2,556
Amortization of deferred financing fees	10	202	—	212
Loss (gain) on derivative contracts (unrealized of $0 and $(6,430))	—	(12,865)	—	(12,865)
Financing fees	—	362	—	362
Other	—	21	—	21
	125	(9,844)	—
Income (loss) before non-controlling interest	(1,437)	6,562	2,771	7,896
Non-controlling interest (a)	—	—	(3,446)	(3,446)
Net income (loss)	$(1,437)	$6,562	$(675)	4,450

Weighted average shares outstanding:
Basic				49,499
Diluted				49,842
•
(a)	Includes the non-controlling interest share (53%) of the net income (loss) of the Partnership.

ABRAXAS PETROLEUM CORPORATION

         RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements.  Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity.  As cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies.  Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income is utilized as the starting point for these reconciliations.

Cash flow is defined as operating income (loss) plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income (loss) for the periods presented.

	CONSOLIDATED
(In thousands)	Three Months Ended March 31,
	2009	2008

Operating income (loss)	$(1,823)	$9,865
Depreciation, depletion and amortization	4,487	5,094
Stock-based compensation	267	246
Realized gain (loss) on derivative contracts	6,435	(883)
Cash interest	(2,410)	(2,250)
Cash flow	$6,956	$12,072

	CONSOLIDATING
(In thousands)	Three Months Ended March 31, 2009
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated

Operating income (loss)	$(1,312)	$(3,282)	$2,771	$(1,823)
Depreciation, depletion and amortization	957	3,526	4	4,487
Ceiling-test impairment	—	2,775	(2,775)	—
Stock-based compensation	220	47	—	267
Realized gain on derivative contracts	—	6,435	—	6,435
Cash interest	(102)	(2,308)	—	(2,410)
Cash flow	$(237)	$7,193	$—	$6,956

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items.  The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented – see consolidated statements of operations for a reconciliation of net income (loss) to operating income (loss).

	CONSOLIDATED
(In thousands)	Three Months Ended March 31,
	2009	2008

Operating income (loss)	$(1,823)	$9,865
Depreciation, depletion and amortization	4,487	5,094
Stock-based compensation	267	246
Realized gain (loss) on derivative contracts	6,435	(883)
EBITDA	$9,366	$14,322

	CONSOLIDATING
(In thousands)	Three Months Ended March 31, 2009
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated

Operating income (loss)	$(1,312)	$(3,282)	$2,771	$(1,823)
Depreciation, depletion and amortization	957	3,526	4	4,487
Ceiling-test impairment	—	2,775	(2,775)	—
Stock-based compensation	220	47	—	267
Realized gain on derivative contracts	—	6,435	—	6,435
EBITDA	$(135)	$9,501	$—	$9,366